EXHIBIT 99

CONTACT:   Thor Erickson – Investor Relations    (770) 989-3110
                          Laura Brightwell – Media Relations  (770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC.
UPDATES FULL YEAR 2010 OUTLOOK

ATLANTA, June 15, 2010 -- Coca-Cola Enterprises (NYSE: CCE) today provided an update on its 2010 business outlook in advance of an analyst presentation at the Deutsche Bank Global Consumer Conference in Paris.

The company said full year earnings per share will grow in a range of 10 to 12 percent in 2010, on a comparable and currency neutral basis. In addition, at current rates currency is now expected to have a negative full year impact of approximately 10 cents on comparable earnings per share.

 “A strong first quarter, coupled with positive second quarter trends, in-line expectations in North America and a modestly improving outlook in Europe, give us increased confidence in the full year outlook,” Mr. Brock said. “Outstanding field level execution of key strategies and initiatives is helping counter persistent economic weakness in our territories.”

Mr. Brock also said that the pending transaction with The Coca-Cola Company remains on track. “Even as we work to complete this transaction, we remain fully engaged in delivering strong full year 2010 results,” Mr. Brock said.

The public can access the presentation by Chairman and Chief Executive Officer John F. Brock live via the company’s website, www.cokecce.com, on June 16, at 10 a.m., EDT.

Coca-Cola Enterprises Inc. is the world's largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. CCE sells approximately 80 percent of The Coca-Cola Company's bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.  For more information about our company, please visit our website at www.cokecce.com.

Forward-Looking Statements
Included in this news release are forward-looking management comments and other statements that reflect management’s current outlook for future periods. As always, these expectations are based on currently available competitive, financial, and economic data along with our current operating plans and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. The forward-looking statements in this news release should be read in conjunction with the risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and subsequent SEC filings.

Important Additional Transaction Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed transaction. In connection with the proposed transaction and required shareowner approval, Coca-Cola Enterprises Inc. (“Company”) will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement/prospectus contained in a Form S-4 registration statement, which will be mailed to the shareowners of the Company.

Shareowners of the Company are urged to read all relevant documents filed with the SEC, including the proxy statement/prospectus when it becomes available, because they will contain important information about the proposed transaction.

Shareowners may obtain a free copy of the proxy statement/prospectus, when it becomes available, and other documents filed by the Company at the SEC’s website at www.sec.gov.  Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.cokecce.com under the tab “Investor Relations” or by contacting the Investor Relations Department of Coca-Cola Enterprises at 770-989-3246.

Participants in the Solicitation

Coca-Cola Enterprises (“Company”) and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareowners in connection with the proposed transaction.  Information regarding the interests of such directors and executive officers was included in the Company’s Proxy Statement for its 2010 Annual Meeting of Shareowners filed with the SEC March 5, 2010 and a Form 10-K filed on February 12, 2010 and information concerning the participants in the solicitation will be included in the proxy statement/prospectus relating to the proposed transaction when it becomes available.  Each of these documents is, or will be, available free of charge at the SEC’s website at www.sec.gov and from the Company on its website or by contacting the Investor Relations Department at the telephone number above.